UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 3, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

     On March 3, 2003, Calpine Corporation announced that it has determined in consultation with its independent auditor Deloitte & Touche LLP (D&T) that two sale-leaseback transactions, previously accounted for as operating leases, will be recorded as financing transactions. The lease reclassifications will affect the company's financial results for the years ended December 31, 2000, 2001 and 2002. The company does not expect any adverse impact on the cash flow or liquidity position of the company or its outlook for 2003. The reclassifications will not cause Calpine to be in default of any covenants under the company's indentures or credit agreements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

     99.0 Press release dated March 3, 2003 - Calpine Provides Update On Financial Audits


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  March 4, 2003

EXHIBIT 99.0

NEWS RELEASE                                               CONTACTS 408-995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125


                   CALPINE PROVIDES UPDATE ON FINANCIAL AUDITS

                    Company to Modify Treatment of Two Leases

     (SAN JOSE, CALIF.) March 3, 2003 - Calpine Corporation [NYSE:CPN] today announced that it has determined in consultation with its independent auditor Deloitte & Touche LLP (D&T) that two sale-leaseback transactions, previously accounted for as operating leases, will be recorded as financing transactions. The lease reclassifications will affect the company's financial results for the years ended December 31, 2000, 2001 and 2002. The company does not expect any adverse impact on the cash flow or liquidity position of the company or its outlook for 2003. The reclassifications will not cause Calpine to be in default of any covenants under the company's indentures or credit agreements.

     In connection with the ongoing re-audits of the 2000 and 2001 financial statements, it has been determined that the power contracts in place at two power plants (Pasadena and Broad River), for which the company has utilized sale-leaseback transactions, have characteristics that prevent the use of operating lease treatment. As a result, these two transactions will now be recorded as financings in Calpine's consolidated financial statements. The company noted that its former independent auditor, Arthur Andersen LLP, had previously concurred that the leases met the criteria for operating lease accounting under generally accepted accounting principles.

     "Sale-leaseback accounting represents a very complex, technical and highly judgmental area of accounting," stated Bob Kelly, executive vice president and chief financial officer. "Calpine is currently evaluating amendments that could be made to the power contracts for these two projects, which would allow us to account for these transactions as operating leases going forward."

     Sale-leaseback transactions are a common form of financing in many industries, including the power industry. Calpine provides details on its lease obligations in its notes to its financial statements.


IMPACT ON FINANCIAL STATEMENTS

     The reclassification of the two sale-leasebacks to financing transactions will require Calpine to restate its financial statements for the years ended December 31, 2000 and 2001 and adjust its previously announced unaudited financial results for the year ended December 31, 2002. All results remain subject to the completion by the company of its Annual Report on Form 10-K and the 2002 audit and the re-audits of 2000 and 2001 by D&T. These changes are summarized in the table below:

                                                    2000                       2001                         2002
                                                    ----                       ----                         ----
                                            Reported     Restated     Reported      Restated       Announced       Adjusted
                                            --------     --------     --------      --------       ---------       --------
INCOME STATEMENT
($ in millions, except per share data)

GAAP Earnings (1)
   Net Income                                 $ 373        $ 369        $ 648         $ 623          $ 142           $ 119
                                              =====        =====        =====         =====          =====           =====

   Diluted Earnings per Share                 $1.19        $1.18        $1.87         $1.80          $0.39           $0.33
                                              =====        =====        =====         =====          =====           =====

BALANCE SHEET
($ in billions, except ratio data)

Debt
   Total Debt                                  $4.8         $5.1        $12.7         $13.4          $13.4           $14.1
                                              =====        =====        =====         =====          =====           =====
      Total Debt to Capitalization             0.57         0.59         0.75          0.76           0.72            0.73
                                              =====        =====        =====         =====          =====           =====
--------------

(1) The impact on the recurring earnings for 2002 and 2001 discussed in the company's February 13, 2003 news release would be comparable to the impact on GAAP earnings as noted above. The news release is available on Calpine's website at www.calpine.com.


ADDITIONAL ISSUE

     In connection with the completion of the audit and re-audits, Calpine is seeking the review and concurrence by the Staff of the Securities and Exchange Commission (SEC) for the appropriate accounting treatment for two other power sales contracts, which were entered into in 2001. Both D&T and the company's former independent auditor concurred that the company's accounting treatment for the revenue from these contracts is acceptable.

     If the SEC were to disagree with this determination, the timing of the recorded revenue for these contracts would shift such that net income would decrease by approximately $36 million in 2001; net income would increase by the same amount in the aggregate from 2002 through 2009. The company does not expect any adverse impact on the cash flow or liquidity position of the company or its outlook for 2003. This change will not cause Calpine to be in default of any covenants under the company's indentures or credit agreements.


EARNINGS GUIDANCE

     Taking into account the impact of the lease reclassifications, the company is confirming its guidance for 2003 diluted earnings per share for the year ending December 31, 2003 of approximately $0.40 to $0.50 per share.


CONFERENCE CALL INFORMATION

     Calpine will host a brief conference call at 8:30 a.m. PST this morning to discuss these issues. To participate in the teleconference, in a listen-only mode, dial 1-888-603-6685 at least five minutes before the start of the conference call. In addition, Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on the Investor Relations page of Calpine's website at www.calpine.com.


ABOUT CALPINE

     Based in San Jose, Calif., Calpine Corporation is a leading independent power company that is dedicated to providing wholesale and industrial customers with clean, efficient, natural gas-fired power generation. It generates and markets power from plants it develops, owns, leases and operates in 23 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and it owns approximately one trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements such as those concerning Calpine Corporation's ("the Company") expected financial performance and its strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, such as, but not limited to risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 and in our Annual Report on Form 10-K for the year ended December 31, 2001, which can be found on the Company's web site at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.